Exhibit 99.1

Investor Presentation NOVEMBER 2023 © 2023 Above Food Corp. The Regenerative Ingredient Company

We go above. © 2022 Above Food Corp. We go above. 2 (of 26) ABOUT THIS PRESENTATION This investor presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Bite Acquisition Corp. (“BAC”) and Above Food Corp. (together with its direct and indirect subsidiaries, collectively, the “Company” or “Above Food” or “AF”). The information contained herein does not purport to be all - inclusive or necessarily contain all the information that a prospective investor may desire in investigating a prospective investment in the securities of BAC, AF or Above Food Ingredients Inc. (“PubCo”), and none of BAC, the Company, PubCo or their respective representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation (and any other information, whether written or oral, that has been or will be provided to you). The information contained herein is preliminary and is subject to update, completion, revision, verification and amendment without notice, and such changes may be material. Because the proposed Business Combination transaction is in a structuring phase, there may be material changes to the structure and terms prior to the offering of any securities. The attached material is provided to you on the understanding that as a sophisticated investor, you will understand and accept its inherent limitations, will not rely on it in making any investment decision with respect to any securities that may be issued, and will use it only for purpose of discussing with your advisors your preliminary interest in investing in BAC, AF or PubCo in connection with the proposed Business Combination. No statement contained herein should be considered binding on any party. This Presentation and the information contained herein (and any other information, whether written or oral, that has been or will be provided to you) constitutes confidential information, is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of BAC and the Company and is intended for the recipient hereof only. Completion of the proposed Business Combination is subject to, among other matters, approval by the Company’s and BAC’s stockholders and the satisfaction of the closing conditions to be set forth in the business combination agreement. No assurances can be given that the proposed Business Combination will be consummated on the terms or in the timeframe currently contemplated, if at all. NO OFFER OR SOLICITATION This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any security of BAC, the Company, PubCo or any of their respective affiliates. Any offer to sell securities will be made only pursuant to a definitive subscription or similar agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. No representations or warranties, express or implied are given in, or in respect of, this Presentation. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the proposed Business Combination or the accuracy or adequacy of this Presentation. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves of and observe any such restrictions. The recipient acknowledges that it is (i) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. FORWARD - LOOKING STATEMENTS This Presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, or negatives of these terms or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the Company and its management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward - looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political conditions, and in laws and regulations; (ii) the inability of the parties to timely consummate the proposed Business Combination or at all, which may adversely affect the price of BAC’s securities, (iii) the failure to satisfy the conditions to the consummation of the proposed Business Combination, including the requisite approvals of BAC’s and Above Food’s stockholders, the satisfaction of the minimum available cash amount following any redemptions by BAC’s public stockholders, and the receipt of certain governmental and regulatory approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement relating to the proposed Business Combination, if and when executed; (v) costs related to the proposed Business Combination and the failure to realize the anticipated benefits of the proposed Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (vi) the ability to maintain the listing of BAC’s or PubCo’s securities on a national securities exchange; (vii) the outcome of any legal proceedings that may be instituted against BAC, Above Food or PubCo related to the business combination agreement or the proposed Business Combination, (viii) risks related to the uncertainty of Above Food’s projected financial information, (ix) the ability of the combined company to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and the ability of the combined company to identify and realize additional opportunities; (x) changes in the competitive industries in which Above Food operates and variations in operating performance across competitors; (xi) the ability of Above Food to retain existing customers and attract new customers, (xii) the potential inability of Above Food to manage growth effectively, (xiii) the enforceability of Above Food’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xiv) Above Food’s dependence on senior management and other key employees; (xv) Above Food’s ability to execute its planned acquisition strategy, including to successfully integrate completed acquisitions and realize anticipated synergies; and (xvi) the ability of BAC, the Company or PubCo to issue equity or equity - linked securities in connection with the proposed Business Combination or in the future. The foregoing list of factors is not exhaustive. The recipient should carefully consider the foregoing factors and the other risks and uncertainties which are more fully described in the “Risk Factors” section of the proxy/registration statement discussed below and other documents filed by BAC or PubCo from time to time with the Securities and Exchange Commission (the “SEC”). If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither BAC nor the Company presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect BAC and AF’s expectations, plans or forecasts of future events and views as of the date of this Presentation. BAC, the Company, PubCo and their respective representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. These forward - looking statements should not be relied upon as representing BAC’s, the Company’s, PubCo’s or any of their respective representatives’ or affiliates’ assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. These forward - looking statements speak only as of the date of this Presentation and none of the Company, BAC, or any of their respective representatives or affiliates have any obligation to update this Presentation. This Presentation contains preliminary information only, is subject to change at any time and is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding a potential investment in connection with the proposed Business Combination. D i s c l a i m e r © 2023 Above Food Corp.

We go above. © 2022 Above Food Corp. USE OF PROJECTIONS This Presentation contains projected financial information with respect to AF, namely the Company’s projected and pro forma revenue, revenue CAGR, gross profit, Adjusted EBITDA and Adjusted EBITDA margin for the fiscal year ending January 31, 2024. Such projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation (and any other information, whether written or oral, that has been or will be provided to you) should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither the independent auditors of BAC nor the independent registered public accounting firm of the Company audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. IMPORTANT ADDITIONAL INFORMATION In connection with the proposed Business Combination, PubCo filed a proxy/registration statement with the SEC that included a preliminary proxy statement of BAC and constituted a preliminary prospectus of PubCo. The proxy statement and other relevant documents will be mailed to the shareholders of BAC upon the proxy/registration statement being declared effective by the SEC, and it contains important information about the proposed Business Combination and related matters. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. BAC stockholders and other interested persons are advised to read the proxy/registration statement and other documents filed in connection with the proposed Business Combination because these materials will contain important information about the parties to the business combination agreement, the Company, BAC and the proposed Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. PARTICIPANTS IN SOLICITATION BAC, the Company, PubCo and their respective directors, managers and officers may be deemed participants in the solicitation of proxies from BAC shareholders in connection with the proposed Business Combination . BAC shareholders and other interested persons may obtain more detailed information regarding the directors and officers of BAC in BAC’s annual report on Form 10 - K for the year ended December 31 , 2022 , which was filed with the SEC on March 31 , 2023 , which is available free of charge at the SEC’s web site at www . sec . gov . Additional information regarding the interests of the persons who may be deemed participants in the solicitation of proxies from BAC's shareholders is available in the preliminary proxy/registration statement filed by PubCo, available on the SEC's website at www . sec . gov . FINANCIAL INFORMATION; NON - GAAP FINANCIAL MEASURES The financial information and data contained herein have been prepared on the basis of a fiscal year ending on January 31 of each year, for example fiscal year ended 2021 ended on January 31, 2021 and fiscal year ended 2022 ended on January 31, 2022, and as such may not be comparable with the financial information and data of other companies, including our competitors, who do not use the same fiscal year end. This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and certain pro forma financial data, in each case presented on a non - GAAP basis, and certain ratios and other metrics derived therefrom. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization adjusted for non - recurring items that are infrequent or abnormal to the company’s normal operations resulting from discontinued operations, extraordinary items, unusual or infrequent items, and changes resulting from changes in accounting policies/principles, and Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies. The Company believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that these non - GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. This Presentation also includes certain projections of non - GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP financial measures is included. INDUSTRY AND MARKET DATA This Presentation has been prepared by BAC and AF and includes market data and other statistical information from third - party sources, including independent industry publications, governmental publications and other published independent sources. Some data is also based on the estimates of BAC and AF, which are derived from their review of internal sources as well as the third - party sources described above. None of BAC, the Company or any of their respective representatives or affiliates has independently verified the information and cannot guarantee its accuracy and completeness. TRADEMARKS AND TRADE NAMES BAC and AF own or have rights to various trademarks, service marks, trade names and copyrights that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with BAC or AF, or an endorsement or sponsorship by or of BAC or the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ©, TM or SM symbols, but such references are not intended to indicate, in any way, that BAC, or AF or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Disclaimer (cont’d) We go above. © 2023 Above Food Corp. 3 (of 26)

We go above. © 2022 Above Food Corp. Above Food is the Regenerative Ingredient Company We go above. © 2023 Above Food Corp. 4 (of 26) Well situated to take advantage of macro forces Producing high quality, traceable food ingredients Innovating regenerative farming practices – at scale Leveraging hard asset base with significant operating leverage Scaled business with global distribution

We go above. © 2022 Above Food Corp. How We Define Regenerative We go above. © 2023 Above Food Corp. 5 (of 26) Agricultural practices and processes that build better soil.

Proven Leadership Across the Value Chain



LIONEL KAMBEITZ
CO-FOUNDER
CEO
EXECUTIVE CHAIRMAN

35 years executive experience in Production Agriculture, Ag-Tech Manufacturing, Energy, Innovative Design, and Inventions

5th generation farming family. Real people who know how to produce real food



TYLER WEST
CO-FOUNDER
CEO & PRESIDENT, PURELY CANADA FOODS

Previous experience in building scaled Ingredient Custody Companies across Canada, and the Northern Plains of the United States

A decade of leadership experience in agri-business



MARTIN WILLIAMS
CO-FOUNDER
PRESIDENT & CHIEF INNOVATION OFFICER ABOVE FOOD BRANDS

20+ years CPG experience in Innovation, Marketing, Operations, and Product Development

12 years advising Fortune 500 CPG companies on Innovation and GTM Strategy



JASON ZHAO
CHIEF FINANCIAL OFFICER

20+ years experience in Corporate Finance, Public Practice Accounting, and Business Valuation

Jason is a Chartered Professional Accountant and has a Chartered Business Valuators designation



DONATO SFERRA
CO-FOUNDER
CHIEF CORPORATE DEVELOPMENT OFFICER
EXEC VP

20+ years experience in Finance, Investment Banking, and Financial Corporate Development

Has guided dozens of companies in nascent industries to public markets as an investment banker and venture investor

ABOVE FOOD | We go above.
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© 2023 Above Food Corp.

Sponsor and Strategic Investors Overview

OVERVIEW AND HIGHLIGHTS

Bite Acquisition Corporation ("Bite") is a Special Purpose Acquisition Company ("SPAC"), or blank-check vehicle, incorporated with the intent of effecting a merger with a private company, aligned with its thesis and with strong enough merits to maximize value to its different stakeholders. Bite listed its shares publicly with the New York Stock Exchange, in February of 2021, raising US$200MM. Bite's current Funds in Trust are $30MM.

SPONSOR & STRATEGIC INVESTORS TRACK RECORD

Bite Acquisition Corp — Lexington CAPITAL* — GrupoVida — ORIONSEA Enterprises INC

The Sponsor team and the group of Strategic Investors comprise seasoned Wall Street and Main Street veterans alike, bringing meaningful work experience in some of the most prolific companies in the world.

MANAGEMENT TEAM & STRATEGIC INVESTORS BIOS



Alberto Ardura
Chief Executive Officer and Chairman of the Board – Bite

Alberto has over 35 years of experience on different Corporate Finance, Capital Markets and Client Coverage roles across Latin America, including former Head of Latin America Capital Markets and Corporate Finance at Deutsche Bank, Nomura Securities (both NYC based), and CEO of Merrill Lynch Mexico.

Bite — Deutsche Bank — MERRILL A BANK OF AMERICA COMPANY — NOMURA



Agustin Tristan
Chief Executive Officer – Lexington Capital* (Strategic Investor)

Agustin has started and run 10+ companies throughout his 15+ years of experience and has made several investments in Food & Agriculture, Water and Real Estate. He also worked with Goldman Sachs for five years in the New York office. Agustin holds a Bachelors in Industrial Engineering and an MBA from the University of Alabama.

Goldman Sachs — Lexington CAPITAL



Felipe Gómez
Chief Executive Officer – Grupo Vida* (Strategic Investor)

Felipe has more than 25 years of experience at Grupo Vida, one of the largest oat companies in the Americas. From 2012-2014, he served as President of the Board at the Chamber of the Food Industry of Jalisco (CIAJ), supporting several companies in the food sector. Felipe holds an MBA from Instituto Tecnológico Autónomo de México (ITAM).

GrupoVida

*Strategic Investor

ABOVE FOOD | We go above.

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© 2023 Above Food Corp.

Above Food is Well Positioned to Take Advantage of Macro Tailwinds

FOOD INSECURITY


~800M people still go hungry, with this number only increasing[1]

SUPPLY CHAIN DISRUPTIONS


~25M Tons of grain were stuck in port in Ukraine[2]

TRACEABILITY AND TRANSPARENCY


79% of consumers reported they had more trust and were more loyal to manufacturers and brands that provided ingredient and sourcing information[3]

REGENERATIVE AND SUSTAINABILITY


Animal-based protein generates over 9x more GHG than plant-based protein[4]

BETTER-FOR-YOU CONSUMER DEMAND


52% of consumers are eating more plant-based foods motivated by their health and the planet's health[5]

1. Source: Actionagainsthunger.org, 2022
2. Source: Fortune, 2022
3. Source: Nielsen IQ and FMI
4. Source: University of Michigan, 2018; compares GHG impact of a 0.25lb beef patty vs. a 0.25lb Beyond Meat patty.
5. Source: Nielsen, 2021

ABOVE FOOD | We go above.

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© 2023 Above Food Corp.

$ 200B+ Opportunity Established market expected to grow across categories Sizable, Global Addressable Market Plant Protein Ingredients $15B 7% CAGR 2020 - 2027 Whole Grains $58B 7% CAGR 2022 - 2026 Plant - Based Dairy Al t e r n a t i v e s $70B 14% CAGR 2023 - 2030 P l a n t - B a s ed Snacking $59B 9% CAGR 2022 - 2026 P l a n t - B a s ed Pet Food $26B 9% CAGR 2022 - 2032 1 We go above. Note: All values in USD. below sources: Plant - Based Pet Food: Future Market Insights Whole Grains: Strategyr Plant Protein Ingredients: Market Research Future 1. Total market opportunity calculated from a combination of the Plant - Based Dairy: Fortune Business Insights Plant - Based Snacks: Industry Arc © 2023 Above Food Corp. 9 (of 26)

Above's Regenerative Seed-to-Fork Platform Delivers Traceability and Supply Certainty

SEGMENT

Disruptive Ag	Specialty Ingredients	Private Label
Agronomy & Origination	Optical Sorting, Sizing & Milling	CPG Manufacturing

HARD ASSETS


PURELY CANADA




WHOLE FOODS

29	300	300K	4 [3]	10	260	6	29	35K
COUNTRIES IN DISTRIBUTION	CUSTOMERS	METRIC TONNES PER YEAR	PATENTED TECHNOLOGIES	MANUFACTURING PLATFORMS	CUSTOMERS	MANUFACTURING PLATFROMS	COUNTRIES IN DISTRIBUTION	POINTS OF DISTRIBUTION

ABOVE FOOD

We go above.

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1. Based on updated management model and forecast for FY 2024; fiscal year end January 31 and figures include organic growth and closed acquisitions only.
2. Includes Atlantic Natural Foods, Inc. (ANF) gross margin forecast from management model.
3. One with full patent protection and three with provisional patent protection.

© 2023 Above Food Corp.

Main Achievements | Company Timeline

ORGANIC GROWTH

INORGANIC GROWTH

FY 2016	FY 2020	FY 2021	FY 2022	FY 2023	FY 2024E
PURELY CANADA FOODS ESTABLISHED		ABOVE FOOD ESTABLISHED	KINDERSLEY AVONLEA, FARMER DIRECT ORGANIC ACQUIRED	NORQUIN ACQUIRED	ATLANTIC NATURAL FOODS[1], DISCOVERY SEED LAB, nrgene[2] ACQUIRED
• Founded Purely Canada Food Corp focused on Disruptive Ag	• Strengthened the management team for growth	• **Significant revenue growth** • Strengthened corporate governance • Created "Above Food Corp." as parent co.	• Acquired additional ingredient manufacturing assets • Acquired Regenerative Organic Certified supply chain, and consumer products	• Acquired additional ag-tech and Ingredient manufacturing assets	• Acquired seed, soil and genetic optimization capabilities[2] • Acquired additional consumer product manufacturing capabilities

ABOVE FOOD We go above.

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1. Upon the consummation of the Above Food and Bite business combination, Above Food may acquire the remaining interest not held back.
2. Close of NRGENE transaction subject to close of Above Food and BITE business combination.

© 2023 Above Food Corp.

Purpose Built Hard Assets with Operating Leverage PORT LAJORD* AVONLEA KINDERSLEY We go above. *Lease - to - own arrangement to acquire asset for $35M CAD, which is below fair market value of $55M CAD per latest appraisal 1. 100+ railcars owned. RAIL FLEET 179 separations for enshrining and protecting the identity of primary ingredients Owned assets enable value - add processing and margin expansion Utilizing 300+ 1 railcars for point - to - delivery surety and enhanced margins 21,000 ft of rail spur for greater control and storage of fleet Favorable geographic locations for quality grains Regenerative production IP better position us for large scale farming partnerships © 2023 Above Food Corp. GROWER BASE 12 (of 26)

Soil Nutrient Analysis Driving Fertility Reduction Plant Tissue Analysis Soil Genomic Analysis Biomass Index Count Microbiological Count Seed Nutrient Density Analysis Bio - Marking/Genetic Fingerprinting Trait Identity Genetic Profiling Seed Genetic Optimization Soil Analysis for Qualified and Quantified Carbon Sequestration Our Regenerative Value Chain Starts with Soil, Seed and Trait Genetic Optimization Regenerative Objectives We go above. © 2023 Above Food Corp. 13 (of 26)

We go above. 14 © 2022 Above Food Corp. S O I L PLANT NUTRIENT ANALYSIS SOIL GENOMIC ANALYSIS SOIL NUTRIENT ANALYSIS Facilitating & Delivering ● Reduction of fertilizer ● Quantification of captured CO 2 ● Identification of soil disease We go above. …The Possible Soil Optimization Capability © 2023 Above Food Corp. 14 (of 26)

Facilitating & Delivering ● Germination & Vigor Testing ● Seed Borne Disease Testing ● Bio - marking/Genetic Fingerprinting ● Glyphosate Testing ● Nutrient Density Testing ● GMO Determination ● Grading and Quality Testing ● Trait Identity Genetics We go above. SEED …The Possible Seed Optimization Capability © 2023 Above Food Corp. 15 (of 26)

Trait Genetic Capability

Our technology is capable of driving customized genetic traits in each of the crop types below, that we believe will increase customer retention, expand our gross margins, and introduce recurring seed royalty revenues.

WHEAT



CANOLA



DURUM



CORN



PEAS



CHICKPEAS



QUINOA



OATS



ABOVE FOOD | We go above.

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© 2023 Above Food Corp.

Food-Tech & Sophisticated Commercial Capabilities

Traceability System from Seed-to-Fork Tracking Distinct Attributes





CERTIFICATIONS
USDA ORGANIC
TESTED Glyphosate CLEAN
NON GMO Project VERIFIED nongmoproject.org
CERTIFIED COR 717 KOSHER
Certified GF Gluten-Free

Three Distinct Supply Chains with Valuable Certifications

Proprietary Ingredient Production Platforms





WHOLE FOODS MARKET

Cost Effective Private Label Manufacturing and Distribution

ABOVE FOOD | We go above.
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© 2023 Above Food Corp.

Specialty Ingredient Production Technologies Enable Margin Expansion GF MILLING RETORT PROCESSING Trait Genetics Intellectual Property Oat Beverage Ingredient Hydrolization Preparation Jet Milling Gluten Free & Precision Milling Extrusion of Texturized Protein, High Moisture Meat Analogue Optical Color Sorting and Sizing HYDRO MILLING OPTICAL SORTING & SIZING We go above. © 2023 Above Food Corp. 18 (of 26)

Private Label Manufacturing, Facilitated in Part Through Differentiated Brands

Six owned manufacturing platforms and 120 unique product formulations

Market Making Brands

- Loma Linda
- Farmer Direct Organic
- TUNO
- neat
- NorQuin

Private Label Solutions

- SPECIALTY GRAINS
- SNACKS
- SIMPLE MEALS
- SOUPS
- EGG REPLACEMENTS
- BAKING MIXES
- CANNED SEAFOOD ALTERNATIVES

ABOVE FOOD | We go above.

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© 2023 Above Food Corp.

Above Food Commands a Differentiated, Defensible Moat

Vertically integrated innovation platform drives superior products and business model

		Value Added Commodity Processors			Specialty Ingredients			Plant Based Consumer Products		
	ABOVE FOOD	Ingredion	Green Plains	ADM	KERRY	BUNGE	WHOLE EARTH BRANDS	bellring brands	OATLY!	BEYOND MEAT
Vertically Integrated	✓	✓	✓	✓	✓			✓	✓	✓
Seed-to-Fork Traceability	✓				✓	✓				
Physical Assets in Place for Supply Certainty & Chain of Custody	✓	✓	✓		✓	✓	✓	✓		
Regenerative Supply Chain	✓	✓							✓	✓
Proprietary Food Technology Creating Optimized Specialty Ingredients	✓	✓	✓	✓	✓	✓		✓		
Differentiated House of Brands	✓			✓	✓	✓	✓	✓	✓	✓
Genetics Program	✓	✓		✓	✓	✓				

ABOVE FOOD | We go above.

Source: Company Websites and Filings, CapitalIQ median consensus estimates

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© 2023 Above Food Corp.

Rapidly Growing Business with Significant Operating Leverage 29 % CA G R x $107 We go above. FY 2023A FY 2024E FY 2021A FY 2022A Notes: 2. Includes $700 of other revenue, ($4) mm of 2020 - 2023. based on ANF Management ‘s Pro - forma model. © 2023 Above Food Corp. 21 (of 26) Fiscal year ended January 31 st of year noted. eliminations and $0.1 mm of adjustments. FY 2021 - FY 2023 include actual results for acquisitions closed 3. Atlantic Natural Foods, Inc. (ANF) revenues are CURRENT YEAR D i s r u p t i v e A g S p e c i a l t y I n g r e d i e n t s C P G AN F Source: Management Model and Forecast as of October 10, 2023. 1. Converted from C$ to US$ at 0.74x. Operating leverage to enable margin Annual Revenue by Segment (USD $ millions) 1 . FYE Jan 31 $331 With ANF expansion $309 $22 3 Core assets capable of driving ~$650M USD in revenue with maintenance Capex only $293 $4 $4 $107 Shift of revenue mix to higher value, higher margin business segments and product $149 $107 platforms Good visibility into forecasted revenue due to forward contracting with our customers $113 $73 $40 $92 $57 $182 2 $198

We go above. © 2022 Above Food Corp. USD ($M) 1 FYE Jan 31 FY 2021A FY 2022A FY 2023A FY 2024E Disruptive Ag $40 $57 $182 $198 Specialty Ingredients $73 $92 $107 $107 Consumer Packaged Goods (CPG) $4 $4 Total Revenue $113 $149 $293 $309 Pro - Forma Revenue from ANF Acquisition $22 Total Revenue Including ANF $113 $149 $293 $331 Revenue Growth n . a. 32% 97% 5% Total Gross Profit $4 $6 ($1) $16 Pro - Forma Gross Profit from ANF $7 Prioritizing Margin Accretive Growth in Value Added Segments D i s r u p t i v e Ag 60% Acquisition Specialty Total Gross Profit Including ANF $4 $6 ($1) $23 Ingredients 32% Gross Profit Margin 4% 4% ( 0 . 3%) 5% Gross Profit Margin Including ANF 4% 4% ( 0 . 3%) 7% D i s r u p tive Ag 62% Specialty I n g r e d ien ts 37% Revenue Composition FY2023A C P G 1% We go above. 2020 - 2023. Source: Management Model and Forecast as of September 19, 1. Converted from C$ to US$ at 0.74x. 2023. Notes: Fiscal year ended January 31 st of year noted. 2. Includes $700 of other revenue, ($4) mm of FY 2021 - FY 2023 include actual results for acquisitions closed eliminations and $0.1 mm of adjustments. 3. Includes Atlantic Natural Foods, Inc. (ANF) Pro - forma revenue. © 2023 Above Food Corp. 22 (of 26) Revenue Composition FY2024E CPG 8% 3

Above Food Growth Algorithm

ORGANIC REVENUE GROWTH

- Significant operating leverage in existing assets (currently operating at 30%)
- Stable supply of inputs from large scale growers
- Forward contracting with largest customers

MARGIN EXPANSION

- Shift of revenue mix to higher value, higher margin business segments and product platforms
- Exploiting operating leverage in existing assets

INORGANIC REVENUE GROWTH

- Robust M&A pipeline of strategic opportunities to drive capability acceleration and value creation
- Unique deal sourcing, and internal M&A capability

ABOVE FOOD | We go above.
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© 2023 Above Food Corp.

Transaction Overview US$34M of cash to balance sheet will go towards executing Above Food’s (“AF”) business plan and roll - up strategy 1,2 Bite expects to raise US$25M via a common equity PIPE prior to transaction closing Existing shareholders of Above Food to own ~70% of the PF company 3 Transaction expected to close in Q1 of CY 2024 TRANSACTION OVERVIEW SOURCES & USES (USD $M) Sources Uses $206 34. 5 10 Existing AF Shareholders Bite Trust 1 PIPE Equity 2 Strategic Investors 4 $206 Existing AF Shareholders 10 Cash to Balance Sheet 25 Est. Transaction Expenses 9.5 Total Sources $250.5 Total Uses $250.5 IILLUSTRATIVE PRO FORMA OWNERSHIP 2,3 We go above. 1. Assumes ~67% redemptions of current $30M in trust by Bite public shareholders. 2. Assumes $25mm PIPE equity to be raised prior to transaction closing 3. Based on total number of common shares outstanding at close of the proposed Business Combination. Analysis excludes impact of 1.1M sponsor earnout shares and ~6.1M seller earnout shares vesting in two equal tranches with first tranche vesting at $12.50 or if FY 2024 EBITDA is greater than or equal to $21.2M and second tranche vesting at $15.00 or if FY2025 EBITDA is greater than or equal to $32.9M. Also excludes impact of a post - closing, equity incentive plan, 10M public warrants to be outstanding at closing with a strike price of $11.50 per share, ~0.4M private warrants to be outstanding at closing with a strike price of $11.50 per share, and ~2.5M additional warrants to be outstanding at closing with a strike price of $13.48. to be outstanding at closing with a strike price of $11.50 per share, and ~2.5M additional warrants to be outstanding at closing with a strike price of $13.48. 4. Reflects $9.5M convertible bridge financing that converts to equity at transaction closing. 5. Available Revolving Credit Facility of $50M CAD/$37M USD 6. Converted from C$ to US$ at 0.7466x. Existing Above Food Shareholders 70% Sponsor 16% PIPE I n ve s t o r s 2 8% Bite Public Sha r e holde r s 1 3% Strategic I n ve s t o r s 4 3% 24 (of 26) © 2023 Above Food Corp. CAD $ Millions USD $ Millions 6 $2.3 $1.7 Year ended January 31st, 2023 Cash Debt: Outstanding Revolving Credit Facility 5 Term Debt $47 . 5 $16 . 0 $ 35 . 5 $ 11 . 9 Convertible Notes $7 . 8 $5 . 8 Capital Leases $38 . 5 $28 . 7 Total Debt (Excluding Capital Leases) $71. 3 $53. 2 Total Debt (Including Capital Leases) $109. 9 $82. 1 HISTORICAL CAPITALIZATION AS OF 1/31/23

Investment Highlights Ingredient supplier to sophisticated CPG businesses across the world; long - standing relationships based on superior performance Owned manufacturing for consumer products drives private label business Secured grain, seeds and pulses through our Traceability Suppliers Platform Expanding capabilities through accretive M&A strategy High growth business with global distribution Seed - to - Fork platform presents barriers to entry and enables greater control of margins and the supply chain Pioneer in regenerative farming techniques Macro tailwinds driving sizable and growing total addressable market Traceability and transparency across value chain We go above. © 2023 Above Food Corp. 25 (of 26)

The Regenerative Ingredient Company © 2023 Above Food Corp. 26 (of 26)

A p p e n d i x 27 We go above. © 2023 Above Food Corp.

Targeted Genetic Traits Improvement

Driving customized genetic traits that we believe increases customer retention, supply chain margins and generates recurring seed royalty revenues.

	PEAS	CHICKPEAS	DURUM	CORN	WHEAT	CANOLA	QUINOA	OATS
Targeted Trait Improvement	Higher fractionate protein & reduced beany taste	Decreased fat to improve milling process	Reduced milling costs & increase protein functionality	Reduced milling costs to increase processing margins	Increased natural enzymes, reducing baking costs & adding shelf stability	Higher protein & resistance to soil disease	Higher protein, improved agronomics	Higher protein & more flavour
Million Acres Planted								
North America	4.00[1]	0.53[2]	7.78[3,4]	99.78[7]	61.85[7]	24.26[5,6]	-	4.47[7]
Europe	-	0.79[2]	-	38.33[7]	188.54[7]	-	-	13.34[7]
South America	0.61[2]	0.20[2]	-	72.99[7]	21.23[7]	-	0.47[2]	2.10[7]
Total Million Acres Planted	4.61[1,2]	1.52[2]	7.78[3,4]	211.10[7]	271.62[7]	24.26[5,6]	0.47[2]	19.91[7]
Targeted Trait Market Penetration	10%	25%	10%	1%	1%	25%	75%	10%
Recurring Seed Royalty Agreements			✓	✓	✓	✓		✓
Target Seed Royalty Customers	Largest North & South American & European seed distribution companies who distribute seed through crop input and specialty seed retailers.							
Supply Chain Margin Increases	✓	✓	✓	✓	✓	✓	✓	✓
Targeted Supply Chain Customer	Scaled food processing, production, and ingredient companies who are reducing their production costs and offering their customers improved nutritional and/or taste functionality.							
Targeted Trait Delivery Timeline	The development and identification of the proposed genetic trait and the related introgression will take an average of three years.							

ABOVE FOOD We go above.

1. Ag Canada
2. Food and Agriculture Organization of the United Nations 2021
3. StatCan
4. United States Department of Agriculture
5. StatCan
6. US Canola Association
7. USDA World Agricultural Production Report, September 2023

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© 2023 Above Food Corp.